EXHIBIT 1

           ARTICLES OF RESTATEMENT OF THE ARTICLES OF INCORPORATION OF
                           UTAH MEDICAL PRODUCTS, INC.


         The undersigned, pursuant to the Utah Revised Business Corporation Act, hereby adopt the following restated articles of incorporation of Utah Medical Products, Inc. (referred to herein as the "Corporation"), which articles of incorporation were originally filed with the state of Utah on April 21, 1978, were restated by filing restated articles of incorporation on October 5, 1984, and were amended by filing articles of amendment on June 14, 1989, and May 29, 1992, and by the further amendments contained herein.

1.       The name of the Corporation is: Utah Medical Products, Inc.

2.       The text of the restated articles of incorporation is as follows:


                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be: Utah Medical Products, Inc.


                                   ARTICLE II
                                     PURPOSE

         The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Utah Revised Business Corporation Act.


                                   ARTICLE III
                                AUTHORIZED SHARES

         The Corporation shall have the authority to issue 55,000,000 shares, of which 50,000,000 shares shall be common stock, $0.01 par value ("Common Stock"), and 5,000,000 shares shall be preferred stock $0.01 par value. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

         (a) designate in whole or in part, the preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

         (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

         (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

         (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.


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The  allocation  between  the  classes,  or among the series of each  class,  of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.


                                   ARTICLE IV
                               BOARD OF DIRECTORS

                  (a) Classified Board. The directors shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1995 annual meeting of the corporation, the initial term of office of the second class of directors to expire at the 1996 annual meeting of the shareholders of the Corporation, and the initial term of office of the third class of directors to expire at the 1997 annual meeting of shareholders of the Corporation. Commencing with the 1994 annual meeting of shareholders of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Corporation after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

                  (b) Nominations. Advance notice of nominations for the election of directors, other than by the board of directors or a committee thereof, shall be given within the term and in the manner provided in the bylaws of the Corporation.

                  (c) Removal of Directors. Subject to the rights of the holders of any class of capital stock of the Corporation (other than the common stock) then outstanding, the shareholders may remove one or more directors at a meeting of shareholders called for the purpose of removing directors as stated in the notice of meeting: (i) for cause (as defined), if the number of votes cast for removal exceeds the number of votes cast against removal; or (ii) without cause, on the affirmative vote of two thirds of the votes entitled to be cast. For purposes hereof, cause shall be deemed to exist only if the director whose removal is proposed has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation, and such conviction or adjudication has become final and non-appealable.

                  (d) Vacancies. Subject to the rights of the holders of any class of capital stock of the Corporation (other than the common stock) then outstanding, any vacancies in the board of directors for any reason, including by reason of any increase in the number of directors or any removal of an incumbent director, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the board of directors, acting by the affirmative vote of a majority of the remaining directors, whether or not constituting a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office or, if such vacancy is the result of an increase in the number of directors, until the next meeting of shareholders at which directors are elected.

                  (e) Number of Directors. The number of directors constituting the entire board of directors shall be not less than three nor more than thirteen. The specific number of directors constituting the entire board of directors shall be authorized from time to time exclusively by the affirmative vote of a majority of the entire board of directors. As used in these articles of incorporation, the term "entire board of directors" means the total authorized number of directors that the corporation would have if there were no vacancies.

                  (f)      Cumulative Voting in Certain Circumstances.


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                           (i)      Except  as  and  to  the  extent   otherwise
                  provided  in  this   paragraph   (f),   shareholders   of  the
                  Corporation shall not be entitled to cumulative voting rights in any election of directors of the Corporation.

                           (ii) There shall be cumulative voting in any election of directors of the Corporation on or after the occurrence of both of the following events:

                                    (A)     the public announcement (which, for
                           purposes of this definition, shall include, without limitation, a report filed pursuant to section 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the Corporation or any
                           Person (which shall mean any individual, firm, corporation, or other entity, and shall include any successor, by merger or otherwise, of such entity) who or which, together with all Affiliates and Associates (as such terms are defined in rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the shareholders of the Corporation) of such Person, shall be the Beneficial Owner (as defined in rule 13d-3 and rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the shareholders of the Corporation) of 40% or more of the Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors or any security convertible into or exchangeable for or exercisable for the purchase of Common Stock or other securities of the Corporation entitled to vote generally for the election of directors (the "Voting Stock") (any such person referred to herein as a "40% Shareholder") that such Person has become a 40% Shareholder; and

                                    (B)      such 40%  Shareholder  makes, or in
                           any way participates in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in regulation 14A under the Exchange
                           Act) or becomes a "participant" in any "election contest" (as such terms are defined or used in rule 14a-11 of the Exchange Act) with respect to the Corporation; seeks to advise or influence any person (within the meaning of section 13(d)(3) of the Exchange Act) with respect to the voting of any securities of the Corporation; or executes any written consent in lieu of a meeting of holders of the Voting Stock.

                           (iii)    Notwithstanding  the  foregoing,  no  Person
                  shall  become  a  "40%   Shareholder"  as  the  result  of  an
                  acquisition of Common Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 40% or more of the Voting Stock; provided, however, that if a Person who would otherwise be a 40% Shareholder but for the provisions of this sentence shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Voting Stock, then such Person shall be deemed to be a "40% Shareholder." Further, the term "40% Shareholder" shall not include (A) the Corporation, (B) any wholly-owned subsidiary of the Corporation, (C) any employee benefit plan of the Corporation or of any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Corporation (a "Subsidiary"), or (D) any Person holding securities of the Corporation for or pursuant to the terms of any such plan.

                  (g) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment, repeal, or provision inconsistent with the provisions of this Article IV or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.


                                    ARTICLE V
                             LIMITATION ON LIABILITY

         To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal


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liability to the Corporation or its  shareholders  for monetary  damages for any action taken or any failure to take any action as a director.


                                   ARTICLE VI
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

         To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors as set forth in the bylaws. The Corporation may indemnify officers, employees, fiduciaries, and agents to the extent provided for in the bylaws or authorized by the board of directors.


                                   ARTICLE VII
                               SHAREHOLDER ACTION

         Any action which may be taken at any annual or special meeting of shareholders may be taken only upon the vote of the shareholders at an annual or special meeting duly called and may not be taken without a meeting and without prior notice by written consent of the shareholders. Notwithstanding anything to the contrary contained in these articles, no amendment, repeal, or provision inconsistent with the provisions of this Article VII or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.


                                  ARTICLE VIII
                           BUSINESS AT ANNUAL MEETING

         At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in the bylaws of the Corporation. Notwithstanding anything to the contrary contained in these articles, no amendment, repeal, or provision inconsistent with the provisions of this Article VIII or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.


                                   ARTICLE IX
                 STOCK REPURCHASES FROM INTERESTED SHAREHOLDERS

                  (a) Vote Required for Certain Acquisitions of Securities. Except as set forth in paragraph (b) of this Article IX, in addition to any affirmative vote of shareholders required by any provision of law, the articles of incorporation or bylaws of the Corporation, or any policy adopted by the board of directors, neither the Corporation nor any Subsidiary shall knowingly effect any direct or indirect purchase or other acquisition of any equity security of a class of securities which is registered pursuant to section 12 of the Exchange Act issued by the Corporation at a price which is in excess of the Market Price (as defined below) of such equity security on the date that the understanding to effect such transaction is entered into by the Corporation (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, and such date to be conclusively established by determination of the board of directors), from any Interested Shareholder (as defined below) who has beneficially owned such securities for less than two years prior to the date of such purchase, without the affirmative vote of the holders of the Voting Stock which represent at least a majority of the aggregate voting power of all equity securities of the Corporation entitled to vote generally in the election of directors, excluding Voting Stock beneficially owned by such Interested Shareholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

                  (b) When a Vote is Not Required. The provisions of paragraph (a) of this Article IX shall not be applicable with respect to:


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                           (i)      any purchase,  acquisition,  redemption,  or
                  exchange of such equity securities, the purchase, acquisition, redemption, or exchange of which is provided for in the Corporation's articles of incorporation;

                           (ii) any purchase or other acquisition of equity securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor provisions to such Act, rules, or regulations); or

                           (iii) an open market stock purchase program approved by a majority of those members of the board of directors who were duly elected and acting members of the board of directors prior to the time such Interest Shareholder became such.

                  (c)      Certain Definitions.

                           (i) "Interested Shareholder" shall mean any Person (other than the Corporation or any Subsidiary) that is the direct or indirect Beneficial Owner of more than 5% of the aggregate voting power of the Voting Stock, and any Affiliate or Associate of any such Person. For the purpose of determining whether a Person is an Interested Shareholder, the outstanding Voting Stock shall include unissued shares of voting stock of the corporation of which the Interested Shareholder is the Beneficial Owner, but shall not include any other shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, to any Person who is not the Interested Shareholder.

                           (ii) "Market Price" of shares of a class of an equity security of the Corporation on any day shall mean the highest closing sale price (regular way) of shares of such class of such equity security during the 30 day period immediately preceding such day, on the largest principal national securities exchange on which such class of stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the highest reported closing sale price for such shares in the over-the-counter market as reported on the Nasdaq Stock Market, or if such sale prices shall not be reported thereon, the highest closing bid price so reported, or, if such price shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or if the price is not determinable as set forth above, as determined in good faith by the board of directors.

                  (d) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment, repeal, or provision inconsistent with the provisions of this Article IX or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.


                                    ARTICLE X
                  POWER OF BOARD TO OPPOSE CERTAIN TRANSACTIONS

                  (a) Factors to Consider. The board of directors may, if it deems it advisable, oppose a tender, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise, or any other Business Combination (as defined below). When considering whether to oppose an offer, the board of directors may, but is not legally obligated to, consider any relevant factors. By way of illustration, but not limitation, the board of directors may, but shall not be legally obligated to, consider any and all of the following: whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation, or based on the current value of the Corporation in a freely negotiated transaction; whether a more favorable price could be obtained for the Corporation's securities in the future; the social, legal and economic impact which an acquisition of the Corporation would have on the employees, creditors, customers, and suppliers of the Corporation and any Subsidiary and on the community in which the Corporation and its


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


         Subsidiaries do business; the economy of the states in which the Company and its Subsidiaries do business and of the nation; the reputation, character, integrity, business philosophy, financial status and business practices of the offeror and its management and affiliates and as they would affect the employees, creditors, customers, and suppliers of the Corporation and its Subsidiaries and the future value of the Corporation's stock; the value of the securities, if any, which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered; any antitrust or other legal and regulatory issues that are raised by the offer; and any other relevant factors, including the long-term as well as the short-term interests of the Corporation and its shareholders, whether or not such other factors are monetary or non-monetary in nature, or are shareholder or non-shareholder considerations.

                  (b) Permitted Action. If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto including, without limitation, creating a so-called "poison pill" defense (including both put and call poison pills), "rights plan" or any other anti-takeover defense permitted under the articles of incorporation and under state law; refusing to redeem any outstanding "poison pill" right or option or refusing to remove any other barriers to the offer; acquiring a company to create an antitrust or other regulatory problem for the offeror; establishing employee stock ownership plans; and obtaining a more favorable offer from another individual or entity.

                  (c) Definition of Business Combination. The term "Business Combination" shall mean (A) any merger, consolidation, or share exchange of the Corporation or any of its Subsidiaries within or into an Interested Shareholder, in each case irrespective of which corporation or company is to be the surviving entity; (B) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an Interested Shareholder (in a single transaction or a series of related transactions) of all or a substantial part of the assets of the Corporation (including, without limitation, any securities of a Subsidiary of the Corporation) or all or a substantial part of the assets of any of its Subsidiaries; (C) any sale, lease, exchange, mortgage, or pledge, transfer, or other disposition to or with the Corporation, or to or with any of its Subsidiaries (in a single transaction or series of related transactions) of all or a substantial part of the assets of an Interested Shareholder; (D) the issuance or transfer by the Corporation or any of its Subsidiaries of any securities of the Corporation or any of its Subsidiaries to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all shareholders of the Corporation); (E) any acquisition by the Corporation or any of its Subsidiaries of any securities issued by an Interested Shareholder; (F) any recapitalization or reclassification of shares of any class of voting stock of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Corporation (or any securities convertible into any class of such capital stock) owned by any Interested Shareholder; (G) any merger or consolidation of the Corporation with any of its Subsidiaries after which the provisions of this Article XI shall not appear in the articles of incorporation (or the equivalent charter documents) of the surviving entity; (H) any plan or proposal for the liquidation or dissolution of the Corporation; and
         (I) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. Whether or not any proposed sale, lease, exchange, mortgage, pledge, transfer, or other disposition of part of the assets of any entity involves a "substantial part" of the assets of such entity shall be conclusively determined by a two-thirds vote of the board of directors; provided, however, that assets involved in any single transaction or series of related transactions having an aggregate fair market value, as determined by the board of directors, of more than 15% of the total consolidated assets of an entity and its subsidiaries as at the end of such entity's last full fiscal year prior to such determination shall always be deemed to constitute a "substantial part."

                  (d) Effect on Directors' Power and Liability. Nothing contained herein shall be deemed to limit or restrict the powers of the board of directors, or to enlarge the duties of the board of directors, as provided in Utah law, or to create director liability for taking any action authorized hereunder.


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                  (e)      Amendment or Repeal.  Notwithstanding anything to the
         contrary  contained  in  these  articles,  no  amendment,   repeal,  or
         provision inconsistent with the provisions of this Article X or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.


                                   ARTICLE XI
                       FAIR PRICE ON BUSINESS COMBINATIONS

                  (a) Vote Required. No Business Combination (as defined above) shall be consummated or effected unless such Business Combination shall have been approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of Voting Stock of the Corporation, voting as a single class. Such vote shall be required notwithstanding the fact that no vote for such a transaction may be required by law or that approval by some lesser percentage of shareholders may be specified by law or in any agreement with any national securities exchange or otherwise.

                  (b) Vote Not Required. The vote required pursuant to paragraph (a) above shall not be required, and the provisions of Utah law or in any agreement with any national securities exchange or otherwise relating to the vote required or the approval of shareholders, if any, shall apply to any such Business Combination if either of the following conditions is satisfied, or if, in the case of a Business Combination not involving the receipt of consideration by the holders of the Corporation's outstanding capital stock, the condition specified in subparagraph (i) is met:

                           (i) The Continuing Directors (as defined below) shall have expressly approved such Business Combination by a two-thirds vote either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Interested Shareholder involved to become an Interested Shareholder. In determining whether or not to approve any such Business Combination, the Continuing Directors may give due consideration to all factors they consider relevant, including without limitation, those identified in Article X; or

                           (ii) All of the following conditions shall have been met:

                                    (A)      The cash,  or fair market  value of
                           other consideration, to be received per share by the shareholders of the Corporation in such Business Combination bears the same or a greater percentage relationship to the Market Price of the Corporation's capital stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) which the Interested
                           Shareholder has theretofore paid for any of the shares of the Corporation's capital stock already owned by it bears to the Market Price of the Common Stock of the Corporation immediately prior to the commencement of acquisition of the Corporation's capital stock by the Interested Shareholder; and

                                    (B)      The cash,  or fair market  value of
                           other consideration, to be received per share by the shareholders of the Corporation in such Business Combination (1) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by the Interested Shareholder in acquiring any of its holdings of the Corporation's capital stock, and (2) is not less than the earnings per share of capital stock of the Corporation for the four full consecutive fiscal quarters, or the last fiscal year reported, whichever is higher, immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the higher of either the highest price/earnings multiple of the Corporation during the two years prior to the announcement of such Business Combination or the then price/earnings multiple (if any) of the Interested Shareholder as customarily computed and reported in the financial community; and

                                    (C)      The price offered must also include
                           an additional premium equal to the per share equivalent of 50% of the highest consolidated balance of domestic and foreign cash, cash equivalents, and marketable securities held by the Corporation at any time during the period commencing on the date the Interested Shareholder first acquired any shares of the Corporation's capital stock and terminating on the fifteenth day prior to the date on which the proxy statement referred to in (F) below is scheduled to be mailed to public shareholders of the Corporation; and

                                    (D)      After  the  Interested  Shareholder
                           has acquired a 5% interest and prior to the consummation of such Business Combination: (1) the Interested Shareholder shall have taken steps to ensure that the Corporation's board of directors includes at all times representation by Continuing Directors proportionate to the shareholdings of the Corporation's public shareholders not affiliated with the Interested Shareholder (with a Continuing Director to occupy any resulting fractional board position); (2) there shall have been no change in the amount per share payable or paid as dividends on the Corporation's capital stock, except as may have been approved by a unanimous vote of the directors; (3) the Interested Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 5% interest or as a result of a pro rata stock dividend or stock spit); and (4) the Interested Shareholder shall not have acquired any additional shares of the Corporation's outstanding capital stock or securities convertible into capital stock, except as a part of the transaction which results in the Interested Shareholder acquiring its 5% interest; and

                                    (E)      The  Interested  Shareholder  shall
                           not have (1) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation, or (2) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such Business Combination; and

                                    (F)      Prior  to the  consummation  of any
                           Business Combination and prior to any vote of the Corporation's shareholders under paragraph (a) of this Article XI, a proxy statement or information statement complying with the requirements of the Exchange Act shall have been mailed to all shareholders of the Corporation for the purpose of informing the Corporation's shareholders about such proposed Business Combination and, if their approval is required by paragraph (a) of this Article XI, for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement or information statement shall contain at the front thereof, in a prominent place, a statement by the Continuing Directors of their position on the advisability (or inadvisability) of the proposed Business Combination and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation).

                  (c)      For the purpose of this Article XI:

                           (i) The term "Continuing Director" shall mean any director of the Corporation who was a director prior to the time the Interested Shareholder became such, and any other director whose election as a director was recommended or approved by a majority of Continuing Directors. Any action required to be taken by vote of the Continuing Directors shall be effective only if taken at a meeting at which two-thirds of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of these articles of incorporation or the bylaws of the Corporation or by law are present.

                           (iii) An Interested Shareholder shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Interested Shareholder became the Beneficial Owner thereof. With respect to shares owned by Affiliates or Associates of an Interested Shareholder or other person whose ownership is attributed to an Interested Shareholder, for purposes of subparagraph (ii) of this paragraph (c), such Interested Shareholder shall be deemed to have purchased such shares at the higher of (A) the price paid upon the acquisition thereof by the Affiliate, Associate, or other person who owns such shares, or (B) the Market Price of the shares in question at the time when the Interested Shareholder became the Beneficial Owner thereof.

                  (d) No proposal to amend or repeal this Article XI may be authorized and approved except by the affirmative vote of the holders of voting stock entitling them to exercise two-thirds of the voting power of the Corporation voting together as a class, unless required to vote separately by law or by other provisions of these articles of incorporation or by the terms of the stock entitling them to vote and, if a proposal upon which holders of shares of a particular class or classes are so required to vote separately, then by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of each such class or classes; provided, however, that the provisions of this paragraph (d) shall not apply to any such amendment or repeal of this Article XI that has been favorably recommended to the shareholders by resolution of the board of directors adopted by a two-thirds vote of the Continuing Directors, in which case any such amendment or repeal of this Article XI may be authorized and approved by the affirmative vote of such number of the holders of voting stock as may be required by law.

                  (e) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment, repeal, or provision inconsistent with the provisions of this Article XI or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the votes entitled to be cast.


                                   ARTICLE XII
                     REGISTERED OFFICE AND REGISTERED AGENT

        The address of the Corporation's registered office and the name of the registered agent at that address in the state of Utah is:

                                Kevin L. Cornwell
                                7043 South 300 West
                                Midvale, Utah 84047

Either the registered office or the registered agent may be changed in the manner provided for by law.


3. The amendments set forth in paragraph 2. were adopted on May 6, 1994.

4. On May 6, 1994, the Corporation had 10,622,671 shares of issued and outstanding Common Stock of which:

         (a) 2,932,513 voted in favor of amending Article IV(a) and 2,183,266 voted against such amendment;

         (b) 3,090,862 voted in favor of amending Article IV(b) and 2,059,866 voted against such amendment;

         (c) 2,990,092 voted in favor of amending Article IV(c) and 2,051,712 voted against such amendment;

         (d) 2,893,854 voted in favor of amending Article IV(d) and 2,234,863 voted against such amendment;

         (e) 2,586,127 voted in favor of amending Article IV(f) and 2,340,660 voted against such amendment;

         (f) 2,701,475 voted in favor of amending Article VII and 2,342,662 voted against such amendment;

         (g)      3,044,946  voted  in  favor  of  amending   Article  VIII  and
                  2,074,842 voted against such amendment;

         (h) 3,062,046 voted in favor of amending Article IX and 2,010,319 voted against such amendment;

         (i) 2,955,642 voted in favor of amending Article X and 2,130,571 voted against such amendment; and

         (j) 2,766,544 voted in favor of amending Article XI and 2,071,912 voted against such amendment.

         The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

         DATED this 31st day of May, 1994.

                                             UTAH MEDICAL PRODUCTS, INC.


                                            By:  /s/ Kevin L. Cornwell
                                                 ------------------------------
                                                  Kevin L. Cornwell, President

         The  undersigned   hereby  accepts  and  acknowledges   appointment  as
registered agent of Utah Medical Products, Inc.


                                            /s/ Kevin L. Cornwell
                                            -----------------------------------
                                            Kevin L. Cornwell, Registered Agent





















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